UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2024

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive, West Fargo, ND 58078-2648
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) elected Richard E. Lewis as a director of the Company with a term commencing on February 1, 2024. Mr. Lewis was not appointed to serve on any committees of the Board at this time. Mr. Lewis will serve as a Class III director of the Company, holding office until the Company’s 2025 annual meeting of stockholders, unless his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Lewis and any other persons pursuant to which he was selected as a director.

Mr. Lewis will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.19 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2023. In connection with his service, Mr. Lewis will enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.18 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2023.

On January 18, 2024, the Company issued a press release announcing the election of Mr. Lewis to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 18, 2024
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: January 18, 2024	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer